Exhibit 10.96

Faraday Future Intelligent Electric Inc.

18455 S. Figueroa Street

Gardena, CA 90248

January 28, 2025

Re:	Securities Purchase Agreement, dated as of December 21, 2024 (the “SPA”), by and among Faraday Future Intelligent Electric Inc. (the “Company”) and the purchasers party thereto (the “Purchasers”)

Reference is made to the SPA. Each capitalized term contained in this letter agreement (the “Letter”) which is not otherwise defined herein shall have the same meaning ascribed to it in the SPA or the Notes, as applicable.

Whereas, pursuant to Nasdaq Listing Rule 5635(d) and Section 4.22 of the SPA, the Company is required to obtain the approval of its stockholders for the issuance of the Securities to the Purchasers (“Stockholder Approval”).

Whereas, pursuant to Section 12.5 of the SPA, the SPA and the other Financing Documents can be amended in writing by the Company and the Required Purchasers.

Whereas, the Purchasers party hereto constitute the Required Purchasers.

For good and valuable consideration, the sufficiency of which is hereby acknowledged, the Company and the Purchasers party hereto hereby agree as follows:

1.	In furtherance of Section 4.21 of the SPA, the Company is not obligated to issue the Underlying Shares pursuant to the Notes and Warrants, if, based on the record of Company’s Transfer Agent, the authorized but unreserved Capital Stock (the “Available Stock”) is less than the Common Stock to be converted pursuant to the Conversion Notice (the “Converting Shares”); provided, however, the Company shall promptly deliver the Converting Shares after the Company obtains the sufficient Available Stock.

2.	Notwithstanding anything to the contrary set forth in the Financing Documents, the Purchasers shall not be permitted to convert the outstanding Notes at a conversion price less than $1.16, the initial Conversion Price pursuant to Section 3(b)(ii) of the Notes (the “Initial Conversion Price”), until and unless the Company obtains Stockholder Approval (the “Conversion Limitation”).

3.	Following the receipt of Stockholder Approval, each Purchaser who at any time prior to the receipt of Stockholder Approval converts any portion of such Purchaser’s Notes (the amount so converted, the “Pre-Approval Conversion Amount”) at the Initial Conversion Price at a time when the Conversion Price of such Notes would have otherwise been less than the Initial Conversion Price pursuant to Section 7 of the Notes, shall be entitled to receive the True-Up Shares (defined below), in one or multiple issuances, upon delivery to the Company of a True-Up Conversion Request (as defined below) pursuant to the terms and conditions hereof.

4.	The Company agrees, upon receipt of a notice from a Purchaser substantially in the form of Conversion Notice under Exhibit I of the Note (the “True-Up Conversion Request” and the date the Company receives such True-Up Conversion Request, the “True-Up Date”), to issue to such Purchaser a number of shares of Class A common stock of the Company, par value $0.0001 per share (the “Common Stock”), equal to (a) the quotient of (1) the True-Up Conversion Amount divided by (2) the applicable conversion price then in effect on the True-Up Date minus (b) the quotient of (1) the Pre-Approval Conversion Amount divided by (2) the Initial Conversion Price (“True-Up Calculation” and such shares of Common Stock, the “True-Up Shares”). For the avoidance of doubt, the Purchasers shall not be entitled to any True-Up Shares in the event that Stockholder Approval is not obtained. As used herein, “True-Up Conversion Amount” shall mean the Pre-Approval Conversion Amount calculated as if the Principal amount included in such Pre-Approval Conversion Amount shall have continued to accrue Interest in accordance with Section 2 of the Notes up to the True-Up Date.

5.	The Company also agrees that, if on the day(s) after the receipt of the stockholder approval, on which a Registration Statement becomes effective and the prospectus contained therein is available for use (such date, an “Adjustment Date”), the Conversion Price then in effect is greater than the Closing Bid Price of the Common Stock on the Trading Day ended immediately prior to such Adjustment Date (the “Adjustment Price”), the Conversion Price shall automatically lower to the Adjustment Price.

6.	Prior to the receipt of Stockholder Approval, the Purchasers hereby agree not to exercise any Warrants.

7.	The provisions of this Letter, including without limitation the Conversion Limitation and True-Up Calculation, shall apply to any Incremental Notes issued following the date of this Letter but prior to the receipt of Stockholder Approval.

8.	The terms of this Letter shall be effective as of the time of execution of this Letter by Purchasers who represent the Required Purchasers.

9.	Except as otherwise expressly provided herein, the Financing Documents, are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects.

10.	This Letter shall be construed under the laws of the State of Delaware, without regard to principles of conflicts of law or choice of law that would permit or require the application of the laws of another jurisdiction. The Company and the Purchasers party hereto each hereby agrees that all actions or proceedings arising directly or indirectly from or in connection with this Letter shall be litigated only in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York located in New York County, New York. The Company and the Purchasers party hereto each consents to the exclusive jurisdiction and venue of the foregoing courts and consents that any process or notice of motion or other application to either of said courts or a judge thereof may be served inside or outside the State of New York or the Southern District of New York by generally recognized overnight courier or certified or registered mail, return receipt requested, directed to such party at its or his address set forth below (and service so made shall be deemed “personal service”) or by personal service or in such other manner as may be permissible under the rules of said courts. THE COMPANY AND THE PURCHASERS PARTY HERETO EACH HEREBY WAIVES ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS LETTER.

11.	If any provision of this Letter shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Letter in that jurisdiction or the validity or enforceability of any provision of this Letter in any other jurisdiction.

12.	Nothing in this Letter, including, without limitation, the transactions contemplated hereby, constitutes material non-public information. As of the time of execution of this Letter, each Purchaser party hereto is not in possession of any material, nonpublic information received from the Company or any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that has not been publicly disclosed. The Company shall not, and shall cause its officers, directors, employees, affiliates and agents, not to, provide any Purchaser party hereto with any material, nonpublic information regarding the Company from and after the time of execution of this Letter without the express written consent of such Purchaser. To the extent that the Company delivers any material, non-public information to a Purchaser party hereto after the time of execution of this Letter without such Purchaser’s express prior written consent, the Company hereby covenants and agrees that such Purchaser shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents with respect to, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents not to trade on the basis of, such material, non-public information. The Company shall not disclose the name of any Purchaser party hereto in any filing, announcement, release or otherwise, unless such disclosure is required by law or regulation. In addition, the Company acknowledges and agrees that, as of the time of execution of this Letter, any and all confidentiality or similar obligations, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and each Purchaser party hereto or any of its affiliates, on the other hand, shall terminate and be of no further force or effect. The Company understands and confirms that the Purchasers party hereto will rely on the foregoing representations in effecting transactions in securities of the Company.

13.	This Letter may be executed in two or more identical counterparts, all of which shall be considered one and the same Letter and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that an electronic signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not an electronic signature.

[Signature Pages below]

IN WITNESS WHEREOF, the parties have executed this Letter as of the date first written above.

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

By:
Name:
Title:

[Signature Page to Letter Agreement]

IN WITNESS WHEREOF, the parties have executed this Letter as of the date first written above.

PURCHASER:

By:

Name:

Title:

ADDRESS:

[Signature Page to Letter Agreement]